As filed with the Securities and Exchange Commission on February 13, 2003.
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HILB, ROGAL AND HAMILTON COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization)	54-1194795 (I.R.S. Employer Identification Number)

4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060
 (Address of Principal Executive Offices) (Zip Code)
 __________________

HILB, ROGAL AND HAMILTON COMPANY
EMPLOYEE STOCK PURCHASE PLAN
 (Full Title of the Plan)

 Walter L. Smith, Esq.
Senior Vice President, General Counsel and Secretary
Hilb, Rogal and Hamilton Company
4951 Lake Brook Drive, Suite 500
Glen Allen, Virginia 23060
(804) 747-6500
 (Name, Address and Telephone Number,
Including Area Code, of Agent for Service)
 ___________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value	250,000	$37.34	$9,335,005	$859
(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(3)	Pursuant to Rule 457(h), the registration fee is based on the average of the high ($38.00) and low ($36.68) prices reported on the New York Stock Exchange on February 7, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference and made a part hereof:

(1)	the Registrant's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended December 31, 2001, File No. 0-15981;
(2)	the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 7, 2002 that have been incorporated by reference into the Form 10-K;
(3)	the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, File No. 0-15981;
(4)	the Registrant's Current Reports on Form 8-K, dated May 5, 2002 and July 1, 2002, File No. 0-15981; and
(5)	the description of the Registrant's Common Stock contained in the Registrant's Current Report on Form 8-K, dated January 23, 2001, File No. 0-15981.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 Item 4.         Description of Securities

         Not applicable.

 Item 5.         Interests of Named Experts and Counsel

         Not applicable.

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 Item 6.         Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation a written undertaking to repay any advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

 Item 7.         Exemption from Registration Claimed

         Not applicable.

Item 8.         Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:*

4.1	Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3, File No. 33-56488.
4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981.

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___________________________________________________________________________________

4.3	Hilb, Rogal and Hamilton Company Employee Stock Purchase Plan, as amended and restated, effective November 25, 2002.**
4.4	Form of Common Stock Certificate, incorporated by reference to Exhibit 1 of the Registrant's Form 8-A Registration Statement, filed June 12, 1987, File No. 0-15981.
23.1	Consent of Ernst & Young LLP.**
24	Powers of Attorney (included on Signature Page).**

____________

 *Note: No opinion of counsel has been provided because all shares under the Plan, pursuant to the terms thereof, must be purchased on the open market. Accordingly, no original issuance securities will be utilized under the Plan and, pursuant to Item 8 of Form S-8, no opinion of counsel is therefore required.
**Filed herewith

 Item 9.         Undertakings

         The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the "Securities Act");
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement
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or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Henrico County, Commonwealth of Virginia, on this 13th day of February 2003.

                                                                HILB, ROGAL AND HAMILTON COMPANY

                                                                By: /s/ Andrew L.Rogal
                                                                     Andrew L. Rogal
                                                                     Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Walter L. Smith and Carolyn Jones, each of whom may act individually, as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Andrew L. Rogal Andrew L. Rogal	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2003
/s/ Carolyn Jones Carolyn Jones	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 13, 2003
/s/ Robert W. Blanton Robert W. Blanton, Jr.	Vice President and Controller (Principal Accounting Officer)	February 13, 2003
____________________ Robert H. Hilb	Chairman Emeritus and Director	February 13, 2003

/s/ Martin L. Vaughan, III Martin L. Vaughan, III	President, Chief Operating Officer and Director	February 13, 2003
/s/ Timothy J. Korman Timothy J. Korman	Executive Vice President, Finance and Administration and Director	February 13, 2003
/s/ Thomas A. Golub Thomas A. Golub	Executive Vice President and Director	February 13, 2003
/s/ Theodore L. Chandler, Jr. Theodore L. Chandler, Jr.	Director	February 13, 2003
/s/ Norwood H. Davis, Jr. Norwood H. Davis, Jr.	Director	February 13, 2003
/s/ Robert W. Fiondella Robert W. Fiondella	Director	February 13, 2003
/s/ J.S.M. French J.S.M. French	Director	February 13, 2003
/s/ Anthony F. Markel Anthony F. Markel	Director	February 13, 2003
_____________________ Thomas H. O'Brien	Director	February 13, 2003
/s/ Julious P. Smith, Jr. Julious P. Smith, Jr.	Director	February 13, 2003
/s/ Robert S. Ukrop Robert S. Ukrop	Director	February 13, 2003

EXHIBIT INDEX

 TO

FORM S-8 REGISTRATION STATEMENT

 ______________________

       Exhibit
      Number                                                     Description of Exhibit*

4.1	Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3, File No. 33-56488.
4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981.
4.3	Hilb, Rogal and Hamilton Company Employee Stock Purchase Plan as amended and restated effective November 25, 2002 .**
4.4	Form of Common Stock Certificate, incorporated by reference to Exhibit 1 of the Registrant's Form 8-A Registration Statement, filed June 12, 1987, File No. 0-15981.
23.1	Consent of Ernst & Young LLP.**
24	Powers of Attorney (included on Signature Page).**

____________

*  Note: No opinion of counsel has been provided because all shares under the Plan, pursuant to the terms thereof, must be purchased on the open market. Accordingly, no original issuance securities will be utilized under the Plan and, pursuant to Item 8 of Form S-8, no opinion of counsel is therefore required.
**Filed herewith